UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549

                                FORM 8-K/A

                              CURRENT REPORT

  Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

     Date of Report (Date of earliest event reported) February 9, 2000

                               JobSort, Inc.
            (Exact name of Registrant as specified in charter)

           Nevada                   0-26691               88-0408212
(State or other jurisdiction      (Commission          (I.R.S. Employer
      of incorporation)          File Number)          Identification)

  5161 Blossom Avenue, Las           89122
        Vegas, Nevada
    (Address of principal         (Zip Code)
     executive offices)


   Registrant's telephone number, including area code:    (702) 431-1848

                          Address has not changed
      (Former name or former address, if changed, since last report)


ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

      The registrant has engaged G. Brad Beckstead, CPA as its principal accountant to replace its former principal accountant, Barry L. Friedman, PC. The decision to change accountants was approved by the Audit Committee of the registrant. The reason for the change of accountants involved a conflict of interest because the former account was a shareholder of the Company. Neither of the reports ending February 12, 1999 contained an adverse opinion or disclaimer of opinion, nor was either qualified or modified as to uncertainty, audit scope, or accounting principles. During the audited period ending February 12, 1999 and the subsequent interim period there were no disagreements with the former accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure. Had such disagreements occurred and were not resolved to the satisfaction of the former accountant, he would have made reference to the subject matter of the disagreements in connection with his report. During the audited period ending February 12, 1999 and the subject interim period, the registrant has not consulted G. Brad Beckstead, CPA regarding any matter requiring disclosure under Regulation S-K, Item 304(a)(2). The registrant has previously provided Barry L. Friedman, PC with a copy of the original 8-K filing and requested that Barry L. Friedman, PC furnish it with a letter addressed to the SEC stating whether it agrees with the above statements. A copy of Barry L. Friedman, PC's letter to the SEC originally filed as an Exhibit to the Company's original 8-K filing on this matter is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:     August 7, 2000

JOBSORT, INC.


By: /s/Paige Gamble, President